Exhibit 10-aa

AT&T CORP.
EXECUTIVE DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 2008

AT&T CORP.
EXECUTIVE DEFERRED COMPENSATION PLAN

Background and Purpose

The AT&T Executive Deferred Compensation Plan was previously established to provide a plan of deferred compensation for certain executives of the Company who are classified as Officers and who contribute to the continued growth, development, and future business of the Company.  From the time of its adoption through December 31, 1984, the Plan was named the “Bell System Senior Management Incentive Award Deferral Plan”.  During the period from January 1, 1984 through December 31, 2004, the Plan was known as the “AT&T Senior Management Incentive Award Deferral Plan”.  The name of the Plan was changed to “AT&T Executive Deferred Compensation Plan”, effective as of January 1, 2005, to reflect the broader classification of executive-level employees who became eligible to participate in the Plan as of that date.

The AT&T Executive Deferred Compensation Plan is a “nonqualified deferred compensation plan” as that term is defined in Code Section 409A(d)(1).  The AT&T Deferred Compensation Plan is intended to constitute an “employee pension benefit plan” as defined in Section 3(2)(A) of ERISA that covers a select group of management or highly compensated employees.

The AT&T Executive Deferred Compensation Plan is amended and restated, as set forth herein, to (i) effective as of January 1, 2008, to incorporate a series of amendments that were previously adopted by the AT&T Corp. Board of Directors; and (ii) effective as of January 1, 2005, to make additional amendments, necessary for the AT&T Executive Deferred Compensation Plan to comply with the applicable provisions of Code Section 409A.

The AT&T Executive Deferred Compensation Plan, as amended and restated, provides for two distinct programs:  (i) the “Grandfathered Deferral Program”; and (ii) the “Executive Deferral Program”.  The Grandfathered Deferral Program incorporates all provisions, rights, and obligations, in effect as of December 31, 2004, and governs the deferral accounts (and any earnings thereon) associated with compensation deferred under the AT&T Executive Deferred Compensation Plan that was earned and vested by the respective Participants prior to January 1, 2005.  The Grandfathered Deferral Program, and all accounts thereunder, is deemed to be a “grandfathered” nonqualified deferred compensation plan that is not subject to the requirements of Code Section 409A.  The Executive Deferral Program applies to all deferred compensation under the Plan that was not earned and vested prior to January 1, 2005 (and any earnings thereon), and is subject the applicable provisions of Code Section 409A.

During the period from January 1, 2005 to December 31, 2008, the AT&T Executive Deferred Compensation Plan has been operated in good faith compliance with the provisions of Code Section 409A, Internal Revenue Service Notice 2005-1, the proposed Treasury Regulations for Code Section 409A, and the final Treasury Regulations for Code Section 409A, and any other generally applicable guidance published in the Internal Revenue Service Bulletin with an effective date prior to January 1, 2009.

Effective November 18, 2005, AT&T Corp. became a wholly-owned subsidiary of SBC Communications Inc. (now known as “AT&T Inc.”) pursuant to the Agreement and Plan of Merger dated as of January 30, 2005.

Section
1.
Definitions

The following words and phrases, as used in this plan document, shall have the meanings set forth below unless a clearly different meaning is required by the context in which the word or phrase is used.

1.0
Administrator.  Prior to August 22, 2006, “Administrator” means the Executive Vice President – Human Resources of AT&T Corp. (or his or her delegate).  On and after August 22, 2006, “Administrator” means the most senior vice president of AT&T Inc. responsible for human resource matters (or his or her designee).  The Administrator shall have absolute discretion to interpret, manage and administer the Plan in accordance with its terms and conditions.

1.1
Affiliate.  “Affiliate” means (i) any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental or political subdivision thereof that directly, or through one or more intermediates, controls, or is controlled by, or is under common control with, the Company; or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee, provided, however, that effective immediately after the Closing, the term “Affiliate” shall not include any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental or political subdivision that was not an Affiliate immediately prior to the Closing other than AT&T Enterprise Services, Inc.

1.2
Annual Base Salary.  “Annual Base Salary” means the amount of annual cash compensation for an active Officer or E-Band that is identified and treated as “salary” in accordance with the compensation and pay procedures of the Company, as in effect from time to time.  For clarification, “Annual Base Salary” does not include Annual Bonus.

1.3	Annual Bonus. “Annual Bonus” means a cash payment of incentive compensation to an Officer or E-Band pursuant to the provisions of the AT&T Short Term Incentive Plan, as amended from time to time.

1.4
AT&T Common Stock.  For periods prior to the Closing, “AT&T Common Stock” means the common shares, par value of $1.00 per share, of AT&T Corp.  After the Closing, “AT&T Common Stock” means the common shares, par value $1.00 per share, of AT&T Inc. (known as SBC Communications Inc. prior to November 18, 2005).

1.5
AT&T Share Price.  “AT&T Share Price” means the average of the daily high and low sale prices of shares of AT&T Common Stock on the New York Stock Exchange (“NYSE”) during each of the five (5) trading days ending on the applicable Determination Date, or during each of the five trading days immediately preceding the applicable Determination Date, if the NYSE is closed on the Determination Date.

1.6	Basic Deferral Distribution Option. “Basic Deferral Distribution Option” means the distribution option under the Grandfathered Deferral Program that is provided for in Section 2.6.

1.7
Broadband Spin-Off.  “Broadband Spin-Off” means the spin-off of the Company’s broadband unit that conducted business as “AT&T Broadband” (or the spin-off of a newly-formed holding company for such broadband business) to the Company’s shareholders pursuant to the definitive merger agreement for the AT&T-Comcast transaction, as approved by the Board and announced by the Company on December 19, 2001.

1.8
Beneficiary.  “Beneficiary” means the person, trust, entity, organization or estate of a Participant designated pursuant to Section 2.5(f) or Section 3.10 that is entitled to receive benefits under the Grandfathered Deferral Program or the Executive Deferral Program, as applicable, upon the death of a Participant.

1.9	Board. “Board” means the Board of Directors of the Company.

1.10	Change in Control. “Change in Control” has the same meaning assigned to that term in the AT&T 2004 Long Term Incentive Program as in effect on May 19, 2004.

1.11
CIC Eligible Employee. “CIC Eligible Employee” means a “Senior Officer” (as defined in the AT&T Senior Officer Separation Plan), a “Senior Manager” (as defined in the AT&T Senior Manager Separation Plan), or an “Executive” (as defined in the AT&T Executive Separation Plan) or an “Employee” (as defined in the AT&T Separation Plan), as the case may be who, within two (2) years following a Change in Control (a) is terminated for reasons other than (i) “cause”, or (ii) by reason of becoming eligible for benefits under any Company-sponsored long-term disability plan; or (b) terminates employment for “good reason” occurring after a Change in Control.

1.12
Closing.  “Closing” means the closing of SBC Communications Inc.’s acquisition of AT&T Corp. as defined in the definitive Agreement and Plan of Merger dated January 30, 2005, between AT&T Corp. and SBC Communications Inc.  The Closing occurred on November 18, 2005.

1.13	Code. “Code” means the Internal Revenue Code of 1986, as amended.

1.14
Committee.  For periods prior to the Closing, “Committee” means the Compensation and Employee Benefits Committee of the Board (or the successor to such committee).  For period on or after the Closing, “Committee” means the Administrator.

1.15	Company. “Company” means AT&T Corp., a New York corporation, and any successors to such entity.

1.16
Company Matching Contribution.  “Company Matching Contribution” means the matching contribution made by the Company to a Participant’s deferral account under the Executive Deferral Program in accordance with the provisions of Section 3.5.

1.17	Determination Date. “Determination Date” means the date on which a completed election form for the Basic Deferral Distribution Option from a Participant is received by the Administrator.

1.18
E-Band.  “E-Band” means a management employee of a Participating Company holding a position classified as a “Manager 5” or “Manager E”, or its equivalent, in a non-banded environment, or at the salary grade level of “E-Band”, or its equivalent, in a banded environment (also referred to as an “Executive” or “Director” from time to time), as determined in the discretion of the Administrator.

1.19
Eligible Executive.  “Eligible Executive” means (i) in the context of the Grandfathered Deferral Program, an active management employee of a Participating Company who satisfies the eligibility requirements set forth in Section 2.1; and (ii) in the context of the Executive Deferral Program, an active management employee of a Participating Company who satisfies the eligibility requirements set forth in Section 3.1.

1.20
Employer.  “Employer” means the Company and certain of its subsidiaries and affiliates, as determined by the Company in its sole discretion.  Effective immediately after the Closing, the term “Employer” shall, in addition, include AT&T Enterprise Services, Inc. (known as “SBC Enterprise Services, Inc.” prior to January 19, 2006), which following the Closing became an affiliate of the Company.

1.21	ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.22
Executive Deferral Program.  “Executive Deferral Program” means the nonqualified deferred compensation program described in Section 3 that is applicable to amounts of compensation deferred by Officers and E-Bands that was not earned and vested prior to January 1, 2005.

1.23
Grandfathered Deferral Program.  “Grandfathered Deferral Program” means the nonqualified deferred compensation program described in Section 2 that is applicable to amounts of compensation deferred by Officers that was earned and vested prior to January 1, 2005.   The substantive terms and conditions of the Grandfathered Deferral Program, including all benefits and rights thereunder, are those that existed under the AT&T Senior Management Incentive Award Deferral Plan on October 3, 2004, without any subsequent “material modifications” (as referred to in the federal income tax regulations underlying Code Section 409A).

1.24
Long Term Award.  “Long Term Award” means an Eligible Executive’s annual grant from a Participating Company of “performance shares” (as defined in the 2004 Incentive Program) and/or restricted stock units.

1.25
Officer.  “Officer” means a management employee of a Participating Company holding a position classified as a “Manager 6”, “Manager O” or higher level in a non-banded environment, or at a salary grade level above “E-Band”, or its equivalent, in a banded environment (formerly referred to as a “Senior Manager” from time to time), as determined in the discretion of the Administrator.

1.26
Participant.  “Participant” means (i) in the context of the Grandfathered Deferral Program, an active or former Officer or E-Band who has satisfied the requirements in Section 2.1 to be an Eligible Executive, has made one or more elections to defer compensation under the Grandfathered Deferral Program, and has an account balance under the Grandfathered Deferral Program; and (ii) in the context of the Executive Deferral Program, an active or former Officer or E-Band who has satisfied the requirements in Section 3.1 to be an Eligible Executive, has made one or more elections to defer compensation under the Executive Deferral Program, and has an account balance under the Executive Deferral Program.

1.27	Participating Company. “Participating Company” means AT&T Corp. and any Affiliate.

1.28
Plan.  “Plan” means the AT&T Executive Deferred Compensation Plan, which shall be evidenced by this plan document, as amended from time to time.  During the period beginning on January 1, 1984, and ending on December 31, 2004, the Plan was known as the “AT&T Senior Management Incentive Award Deferral Plan”.  Prior to January 1, 1984, the Plan was known as the “Bell System Senior Management Incentive Award Deferral Plan”.  A reference in this document to the “Plan” shall generally be construed as a reference to the Grandfathered Deferral Program and the Executive Deferral Program, collectively, unless another meaning is clearly required by the context in which the term “Plan” is used.

1.29	Savings Plan. “Savings Plan” means the AT&T Long Term Savings Plan for Management Employees (or any successor to such plan).

1.30
Separation From Service.  “Separation From Service” means, for purposes of the Executive Deferral Program, a Participant’s termination of the employment with the Employer for any reason which constitutes a "separation from service" under Code Section 409A(a)(2).  Notwithstanding the foregoing, the employment relationship of a Participant with the Employer is considered to remain intact while the Participant is on military leave, sick leave or other bona fide leave of absence if there is a reasonable expectation that the Participant will return to perform services for the Employer and the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Employer under applicable law or contract.  Whether an Participant has terminated employment with the Employer will be determined by the Employer based on whether (i) it is reasonably anticipated by the Employer and the Participant that the Participant will permanently cease providing services to the Employer (as either an employee or independent contractor); or (ii) the level of bona fide services to be performed by the Participant (as either an employee or independent contractor) will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (as either an employee or independent contractor) over the immediately preceding thirty-six (36) month period or such shorter period during which the Participant was performing services for the Employer.  If a leave of absence occurs during such thirty-six (36) month or shorter period which is not considered a separation from service, unpaid leaves of absence shall be disregarded and the level of services provided during any paid leave of absence shall be presumed to be the level of services required to receive the compensation paid with respect to such leave of absence.

1.31
Service Period.  “Service Period” means the calendar year during which an Eligible Executive’s right to compensation from a Participating Company in the form of Annual Base Salary, Annual Bonus, and/or Long Term Award arises.

1.32
Service Recipient.  “Service Recipient” means the Employer and all other corporations, entities, and businesses (including, but not limited to, AT&T Inc., a Delaware corporation) that together with the Employer are considered a single employer under Code Sections 414(b) and 414(c).

1.33
Specified Employee.  “Specified Employee” means any Participant who is a “Key Employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Company in accordance with its uniform policy with respect to all arrangements subject to Code Section 409A, based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”).  All Participants who are determined to be Key Employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Key Employees for purposes of the Plan during the 12-month period that begins on the first day of the 4th month following the close of such identification period.

1.34	2004 Incentive Program. “2004 Incentive Program” means the AT&T 2004 Long Term Incentive Program.

1.35	Year of Service. “Year of Service” shall have the same meaning as that assigned to such term under the Savings Plan from time to time.

Section
2.
Grandfathered Deferral Program

2.0
Continuation of Prior Deferred Compensation Plan.  The Grandfathered Deferral Program, as set forth in Section 2, represents a restatement of the substantive terms and conditions of the AT&T Senior Management Incentive Award Deferral Plan, including all benefits and rights thereunder, as they existed on October 3, 2004.  The text set forth in Section 2 substantially tracks that in the AT&T Senior Management Incentive Award Deferral Plan document, as amended, through October 3, 2004.  Certain headings and introductory phrases have been introduced to the text for reference and transitional purposes; however, it is the Company’s intent that the Grandfathered Deferral Program, as set forth herein, reflect no “material modification” (as referred to in the federal income tax regulations underlying Code Section 409A) to those terms and conditions in existence under the AT&T Senior Management Incentive Award Deferral Plan on October 3, 2004.  It is further the Company’s intent that the deferral accounts previously established under the AT&T Senior Management Incentive Award Deferral Plan that was earned and vested prior to January 1, 2005 (including all earning thereon) and all deferral and distribution elections made with respect to such deferral accounts, be treated as exempt from the application of the provisions of Code Section 409A.

2.1
Eligibility to Participate.  An active Officer of a Participating Company who is eligible for an award under the AT&T Short Term Incentive Award Plan and/or who has been granted a “performance award” or “stock unit award” under the AT&T Senior Management Long Term Incentive Plan, the 1987 Long Term Incentive Plan, the AT&T 1997 Long Term Incentive Program or the 2004 Incentive Program shall be eligible to commence participation in the Grandfathered Deferral Program, provided, however, that no active Officer or other individual may be or become eligible to participate under the Grandfathered Deferral Program with respect to the deferral of any form of compensation with respect to which the Officer or other individual did not, prior to January 1, 2005, have a legally binding right to such compensation, and that right was earned and vested.

2.2
Participation Elections.  An Officer who satisfies the eligibility requirements in Section 2.1 may elect to participate in the Grandfathered Deferral Program by making an election to defer compensation in accordance with the following provisions:

(a)
Elections to Defer Awards and Dividend Equivalent Payments.  Prior to the beginning of any calendar year, any Officer may elect to participate in the Grandfathered Deferral Program by directing that (i) all or part of an annual short term incentive award or a “performance award” or “stock unit award” under the 1987 Long Term Incentive Plan, the AT&T 1997 Long Term Incentive Program  or the 2004 Incentive Program, and/or (ii) all or part of the dividend equivalent payments under the 1987 Long Term Incentive Plan, the AT&T 1997 Long Term Incentive Program or the 2004 Incentive Program, that such employee’s Participating Company would otherwise pay currently to such employee in such calendar year, shall be credited to a deferred account subject to the terms of the Grandfathered Deferral Program.  However, in no event shall the part of an award under any plan credited during any calendar year be less than $1,000 (based on a valuation at the time the award would otherwise be paid).  There shall be no such minimum limitation on amounts credited during any calendar year that are related to dividend equivalent payments.

(b)
Elections by Designated Officers to Defer Salary.  Prior to the beginning of any calendar year, the Chairman of the Board and any other Officer designated by the Chairman of the Board may elect to participate in the Grandfathered Deferral Program by directing that all or part of such Officer’s salary that such employee’s Participating Company would otherwise pay currently to such employee in such calendar year shall be credited to a deferred account subject to the terms of the Grandfathered Deferral Program.

(c)
Elections to Defer Other Compensation.  Subject to approval by the Committee, prior to the beginning of any calendar year, any Officer may elect to participate in the Grandfathered Deferral Program as to other awards under the 1987 Long Term Incentive Plan, AT&T 1997 Long Term Incentive Program or 2004 Incentive Program, or other amounts of compensation of such Officer, by directing that all or part of such awards or compensation that such Officer’s Participating Company would otherwise pay currently to such Officer in such calendar year be credited to a deferred account subject to the terms of the Grandfathered Deferral Program.

(d)
Form of Deferral Elections.  An election to participate in the Grandfathered Deferral Program described in Section 2.2(a), Section 2.2(b) or Section 2.2(c) shall be in the form of a document executed by the Officer and filed with the Executive Vice President – Human Resources of AT&T Corp. (or his or her designee).

(e)
Irrevocability of Deferral Elections.  Except as provided in Section 2.5(k) or Section 2.6, an election related to awards, dividend equivalent payments, salary and/or other compensation otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year.

(f)
Elections to Defer Made by Newly-Eligible Officers.  Notwithstanding anything to the contrary contained in this Section 2.2, in the case of an Officer who is newly eligible to participate in the Grandfathered Deferral Program, or in the case of any Officer with respect to awards or compensation newly eligible to be deferred under the Grandfathered Deferral Program, a deferral election may be made with respect to compensation earned and otherwise receivable in the same calendar year in which the election is made and subsequent to such election, provided such election is made within ninety (90) days of such eligibility.

2.3
Deferred Amounts – Amounts Otherwise Payable in Cash.  Amounts of compensation deferred under the Grandfathered Deferral Program pursuant to elections made under the provisions of Section 2.2 that otherwise would be payable in cash shall be credited to the Officer’s account and administered in accordance with the following provisions:

(a)
General Rule.  Deferred amounts related to awards, dividend equivalent payments which would otherwise have been distributed in cash by a Participating Company and deferred amounts related to salary and/or other cash compensation shall be credited to the employee’s account and shall bear interest from the date the awards, dividend equivalent payments, salary and/or other cash compensation would otherwise have been paid.

(b)
Interest Crediting Rate and Methodology.  The interest credited to the account will be compounded at the end of each calendar quarter, and the annual rate of interest applied at the end of any calendar quarter shall be determined by the Committee from time to time; provided, however, that:

(i)
The annual interest rate to be applied with respect to the cash portion of an employee’s (or former employee’s) deferred account balance as of December 31, 1998, plus any additions to such account after December 31, 1998, but prior to January 1, 2000, that result from deferral elections made by the employee prior to December 31, 1998 (reduced by any distributions attributable to such portion of the employee’s deferred account balance), shall not be less than the applicable ten (10) year U.S. Treasury Note rate for the prior calendar quarter, plus five percent (5%).

(ii)
The annual interest rate to be applied with respect to any additions to the cash portion of an employee’s (or former employee’s) deferred account after December 31, 1999, but prior to January 1, 2001, that result from deferral elections made by the employee prior to December 31, 1999, shall be the applicable ten (10) year U.S. Treasury Note rate for the prior calendar quarter, plus five percent (5%).

(iii)
The annual interest rate to be applied with respect to any additions to the cash portion of an employee’s (or former employee’s) deferred account after December 31, 2000, shall be the applicable ten (10) year U.S. Treasury Note rate for the prior calendar quarter, plus two percent (2%).

(c)
Special Transition Rule.  If an employee made an election described in Section 2.2, which election was effective on December 31, 1983, then such employee’s account shall also be credited during 1984 with an amount equal to the deferred amounts which would have been credited to the employee’s account during 1984 had the company which employed the employee on December 31, 1983, continued to be a Participating Company during 1984, and such amount shall bear interest in accordance with Section 2.3(b) from the date such amount would have been credited had such company continued to be a Participating Company during 1984.

2.4
Deferred Amounts – Amounts Otherwise Payable in AT&T Common Stock.  Amounts of compensation deferred under the Grandfathered Deferral Program pursuant to elections made under the provisions of Section 2.2 that otherwise would  be payable in AT&T Common Stock shall be credited to the Officer’s account and administered in accordance with the following provisions:

(a)
General Rule.  Deferred amounts related to awards that would otherwise have been distributed in AT&T Common Stock by a Participating Company shall be credited to the employee’s account as deferred AT&T Common Stock.

(b)
Special Transition Rule.  If an employee made an election described in Section 2.2, which election was effective on December 31, 1983, then such employee’s account shall also be credited during 1984 with the deferred AT&T shares which would have been credited to the employee’s account had the company which employed the employee on December 31, 1983, continued to be a Participating Company in the Plan and in the AT&T Senior Management Long Term Incentive Plan during 1984.

(c)
Deferred Amounts Related to Dividend Equivalent Payments.  Prior to the beginning of any calendar year, the Chairman of the Board and any other Officer designated by the Chairman of the Board may elect that deferred amounts related to dividend equivalent payments, which would otherwise have been distributed in cash by a Participating Company during such calendar year, shall be credited to the employee’s account as deferred AT&T Common Stock.  The number of deferred AT&T Common Stock credited, with respect to each dividend equivalent, shall be determined in accordance with the conversion formula set forth in Section 2.4(d), as if such dividend equivalent were the amount to be converted to a number of additional deferred AT&T Common Stock.

(d)
Dividend Payment Conversions to AT&T Common Stock.  The employee’s account shall also be credited on each dividend payment date for deferred AT&T Common Stock with an amount equivalent to the dividend payable on the number of deferred AT&T shares of Common Stock equal to the number of deferred AT&T shares of Common Stock in the employee’s account on the record date for such dividend.  Such amount shall then be converted to a number of additional deferred AT&T shares of Common Stock determined by dividing such amount by the price of AT&T Common Stock, as determined in the following sentence.  The price of AT&T Common Stock related to any dividend payment date shall be the average of the daily high and low sale prices of AT&T Common Stock on the New York Stock Exchange (“NYSE”) for the period of five (5) trading days ending on such dividend payment date, or the period of five (5) trading days immediately preceding such dividend payment date if the NYSE is closed on the dividend payment date.

(e)
Adjustments in Number of Deferred AT&T Common Stock.  In the event of any change in outstanding shares of AT&T Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the number of deferred AT&T shares of Common Stock then credited to employees’ accounts.  Any and all such adjustments shall be conclusive and binding upon all parties concerned.

(f)
Special Deferred Share Conversion Election.  An employee with deferred shares of AT&T Common Stock credited to his account may make an irrevocable, one-time election to convert all or a portion of the deferred shares of AT&T Common Stock credited to his deferred account to their cash value amount and have such amount credited to the employee’s account.  If an employee makes this conversion election, the value of the deferred shares of AT&T Common Stock subject to the employee’s conversion election shall be determined by multiplying (i) the number of deferred shares of AT&T Common Stock credited to the employee’s account that are subject to the employee’s conversion election, by (ii) the average of the daily high and low sale prices of AT&T Common Stock on the NYSE during each of the five (5) trading days immediately preceding the date applicable to the AT&T Wireless Group split-off transaction, as determined by the Executive Vice President - Human Resources of AT&T Corp., in consultation with the AT&T Law Department.  After such cash value amount has been credited to the employee’s account, it shall thereafter be credited with interest from time to time at the applicable rate determined under Section 2.3(b) for amounts of salary and/or other cash compensation deferred during the year in which the split-off of the AT&T Wireless Group is consummated.  An employee’s conversion election must be made within the time period established by the Executive Vice President - Human Resources of AT&T Corp., in consultation with the AT&T Law Department.  Notwithstanding the foregoing provisions of this Section 2.4(f), no conversion of deferred shares of AT&T Common Stock to their cash value amount shall have been effective unless (i) the Board (or its delegate) approves the Separation and Distribution Agreement By and Between AT&T Corp. and AT&T Wireless Services, Inc. (“Wireless Separation and Distribution Agreement”); (ii) the Board (or its delegate) approves the Employee Benefits Agreement By and Between AT&T Corp. and AT&T Wireless Services, Inc. (“Wireless Employee Benefits Agreement”); and (iii) the AT&T Wireless Group split-off transaction contemplated by the Wireless Separation and Distribution Agreement and the Wireless Employee Benefits Agreement is consummated.  The period during which an employee may submit a Special Deferred Share Conversion Election has closed, and no such further elections shall be permitted under the Plan.

2.5	Distributions. The amounts credited to an employee’s deferred account shall be distributed in accordance with the following provisions:

(a)
Distribution Elections.  At the time an eligible employee makes an election to participate in the Grandfathered Deferral Program, the employee shall also make an election with respect to the distribution (during the employee’s lifetime or in the event of the employee’s death) of the amounts credited to the employee’s deferred account.  Except as provided in Section 2.5(k) or Section 2.6, such an election related to the distribution during the employee’s lifetime, of amounts otherwise payable currently in any calendar year, shall become irrevocable on the last day prior to the beginning of such calendar year.  The election related to the distribution in the event of the employee’s death, including the designation of a Beneficiary or Beneficiaries, may be changed by the employee at any time by filing the appropriate document with the Executive Vice President – Human Resources of AT&T Corp. (or his or her designee).

(b)
Form of Distributions.  Amounts credited as cash plus accumulated interest shall be distributed in cash; amounts credited as deferred shares of AT&T Common Stock shall be distributed in the form of an equal number of AT&T shares of Common Stock.

(c)
Number of Installment Payments.  With respect to amounts related to deferred cash credited to the employee’s account under Section 2.3(a), and to deferred shares of AT&T Common Stock credited to the employee’s account under Section 2.4(a), Section 2.4(b) or Section 2.4(c), an employee may elect to receive such amounts in one payment or in some other number of approximately equal annual installments (not exceeding twenty (20)), provided however, that the number of annual installments may not extend beyond the life expectancy of the employee, determined as of the date the first installment is paid.

(d)
Time of Commencement of Payments.  The employee’s election made pursuant to the provisions of Section 2.5(a) shall also specify that the first installment (or the single payment if the employee has so elected) shall be paid either (i) as soon as practicable after the first day of the calendar quarter next following the end of the month in which the employee attains the age specified in such election, which age shall not be earlier than age fifty-five (55) or later than age seventy and one-half (70½), or (ii) as soon as practicable after the first day of the calendar quarter next following the end of the month in which the employee retires from a Participating Company or otherwise terminates employment with a Participating Company (except for a transfer to another Participating Company); provided, however, that the Committee may, in its sole discretion, direct that the first installment (or the single payment) shall be paid as soon as practicable after the first day of the first calendar quarter in the calendar year next following the year of retirement or other termination of employment.  In addition, any Officer eligible to defer salary may specify that the first installment (or the single payment if the employee has so elected) shall be paid as soon as practicable after the first day of the first calendar quarter in the calendar year next following the calendar year in which the employee retires from a Participating Company or otherwise terminates employment with a Participating Company (except for a transfer to another Participating Company).

(e)
Acceleration of Distributions.  Notwithstanding an election pursuant to Section 2.5(c) and Section 2.5(d), the entire amount then credited to an employee’s account shall be paid immediately in a single payment (i) if the employee is discharged for cause by his Participating Company; (ii) if the such Participating Company determines that the employee engaged in misconduct in connection with the employee’s employment with the Participating Company; (iii) if the employee, without the consent of his Participating Company and while employed by such Participating Company or after the termination of such employment, establishes a relationship with a competitor of the Participating Company or engages in activity which is in conflict with or adverse to the interest of the Participating Company as determined under the AT&T Non-Competition Guideline; or (iv) the employee becomes employed by a governmental agency having jurisdiction over the activities of a Participating Company or any of its subsidiaries.

(f)
Distributions to Beneficiaries.  An employee may elect that, in the event the employee should die before full payment of all amounts credited to the employee’s deferred account, the balance of the deferred account shall be distributed in one payment or in some other number of approximately equal annual installments (not exceeding ten (10)) to the Beneficiary or Beneficiaries designated in writing by the employee, or if no designation has been made, to the estate of the employee.  The first installment (or the single payment if the employee has so elected) shall be paid on the first day of the calendar quarter next following the month of death; provided, however, that the Committee may, in its sole discretion, direct that the first installment (or the single payment) shall be paid as soon as practicable after the first day of the first calendar quarter in the calendar year next following the year of death.

(g)
Installment Payment Methodology.  Installments subsequent to the first installment to the employee, or to a Beneficiary or to the employee’s estate, shall be paid on the first day of the applicable calendar quarter in each succeeding calendar year until the entire amount credited to the employee’s deferred account shall have been paid.  Deferred amounts held pending distribution shall continue to be credited with interest or additional deferred shares of AT&T Common Stock, as applicable, determined in accordance with Section 2.3, Section 2.4(a), Section 2.4(b), Section 2.4(c), and Section 2.4(d).

(h)
Severe Financial Hardship.  In the event an employee, or the employee’s beneficiary after the employee’s death, incurs a severe financial hardship, the Committee, in its sole discretion, may accelerate or otherwise revise the distribution schedules from the employee’s account to the extent reasonably necessary to eliminate the severe financial hardship.  For the purpose of this Section 2.5(h), a severe financial hardship will be considered to have occurred only if (i) the hardship has been caused by an accident, illness, or other event beyond the control of the employee or, if applicable, the beneficiary; and (ii) the hardship cannot be satisfied by other reasonably available financial resources of the employee, or if applicable, the beneficiary.

(i)
Obligation to Make Distributions of Deferred Amounts.  The obligation to make a distribution of deferred amounts credited to an employee’s account during any calendar year, plus the additional amounts credited on such deferred amounts pursuant to Section 2.3, Section 2.4(a), Section 2.4(b), Section 2.4(c), and Section 2.4(d), shall be borne by the Participating Company which otherwise would have paid the related award or salary currently.  However, the obligation to make distribution with respect to deferred amounts which are related to amounts credited to an employee’s account under Section 2.3(c) and under Section 2.4(b), and with respect to which no Participating Company would otherwise have paid the related award currently, shall be borne by the Participating Company which employed the employee on January 1, 1984.

(j)
Elections to Forego Deferred Compensation.  Notwithstanding any provision of the Plan to the contrary, the amount credited to a former Officer’s account shall be reduced by the amount specified in an Election to Forego Compensation Form executed by the former Officer under the AT&T Corp. Estate Enhancement Program, and the reduction shall be effective as of the effective date of such election.

(k)
Modified Distribution Elections.  Notwithstanding the provisions of Section 2.5(a), Section 2.5(d), and any election made thereunder, an employee may modify a prior distribution election to preclude payment of his deferred account balance upon termination of employment and to provide for payment of the amount credited to his deferred account to commence as soon as practicable after attainment of a specific age (not greater than age sixty-five (65)) and to be distributed in one payment or in some other number of approximately equal annual installments (not exceeding ten (10)), provided that such modified distribution election (the “Modified Deferral Election”) shall be effective with respect to the employee only if (i) the Board (or its delegate) approves the Wireless Separation and Distribution Agreement and the Wireless Employee Benefits Agreement; (ii) the Modified Deferral Election is made on or before December 31, 2000, or such later date as approved by the AT&T Corp. Tax Department; (iii) the AT&T Wireless Group split-off transaction contemplated by the Wireless Separation and Distribution Agreement and the Wireless Employee Benefits Agreement is consummated; and (iv) the employee becomes a “Transferred Individual” as defined in the Wireless Employee Benefits Agreement.  A Modified Deferral Election must be made within the time period established by the Executive Vice President - Human Resources of AT&T Corp., in consultation with the AT&T Corp. Law Department.  Once made, a Modified Deferral Election shall be irrevocable.  If an employee makes more than one Modified Deferral Election, all such Modified Deferral Elections made by the employee shall provide for payments to commence at the same specific age and in the same number of annual installments.  The period during which an employee may submit a Modified Deferral Election has closed, and no such further elections shall be permitted under the Plan.

2.6	Basic Deferral Distribution Option.

(a)
Notwithstanding the provisions of Section 2.5(a), Section 2.5(b), Section 2.5(c), and Section 2.5(d) to the contrary, effective thirty (30) days after the date on which the Broadband Spin-Off occurs, a Participant shall have an option to relinquish all of his rights under all prior deferral and distribution elections made under the Grandfathered Deferral Program.  The rights to be relinquished shall include, but not be limited to, the right to continued deferral of the balance of his deferred account in the Grandfathered Deferral Program (until full payment is made in accordance with the Participant’s previous distribution elections made pursuant to Section 2.5), the right (to the extent applicable) to future interest credits on the cash portion of his deferred account as provided for in Section 2.3(a) and Section 2.3(b), and ten (10) percent of his or her deferred account balance as of the Determination Date.  In exchange for relinquishing all of his or her rights under the Grandfathered Deferral Program, the Participant shall receive a single payment of an amount equal to ninety percent (90%) of the Participant’s deferred account balance as of the Determination Date (as determined under Section 2.6(a)(ii) and Section 2.6(a)(iii)), payable in the form of AT&T Common Stock, provided, however, that, effective as of November 20, 2008, accounts distributed under the Basic Deferral Distribution Option shall be made pursuant to Section 2.6(a)(iv).  The distribution shall be made as soon as administratively practicable after the applicable Determination Date, in a manner determined by the Administrator, subject to the following terms and conditions:

(i)
The Basic Deferral Distribution Option may be exercised only by an irrevocable written election made by a Participant on a form approved by the Administrator and filed with the Administrator on a date not earlier than thirty (30) days after the date on which the Broadband Spin-Off occurs;

(ii)
For purposes of the Basic Deferral Distribution Option, the value of a Participant’s deferred account as of the Determination Date shall equal the sum of (1) the value of the deferred cash portion, and (2) the value of the portion represented by the deferred shares of AT&T Common Stock, determined as follows:

(A)
The value of the deferred cash portion of a Participant’s deferred account shall be the Participant’s deferred account balance (excluding any deferred shares of AT&T Common Stock credited to such account) as of the Determination Date (including all interest credited to such deferred account through that date); and

(B)
The value of the portion represented by the deferred shares of AT&T Common Stock (if any) of the Participant’s deferred account shall be determined by (1) multiplying the number of deferred shares of AT&T Common Stock credited to the Participant’s deferred account on the Determination Date, by (2) the AT&T Share Price;

(iii)
For periods prior to November 20, 2008, the number of shares of AT&T Common Stock to be distributed to a Participant who elects the Basic Deferral Distribution Option shall be determined by dividing (1) ninety percent (90%) of the value of the Participant’s deferred account (as determined in Section 2.6(a)(ii)), by (2) the AT&T Share Price.

(iv)
 On or after November 20, 2008, the distribution shall consist of (1) ninety percent (90%) of the deferred shares of AT&T Common Stock (if any) credited to the Participant’s deferred account, and (2) ninety percent (90%) of the value of the deferred cash portion of a Participant’s deferred account balance (excluding any deferred shares of AT&T Common Stock credited to such account) as of the Determination Date (including all interest credited to such deferred account through that date).

(v)
If a Participant is deceased, the Participant did not file an election for the Basic Deferral Distribution Option with the Administrator prior to the Participant’s death, and amounts are payable to one or more Beneficiaries from a deceased Participant’s deferred account, each of the Participant’s Beneficiaries shall have the independent right to elect the Basic Deferral Distribution Option with respect to the portion of the deceased Participant’s deferred account to which the respective Beneficiary is then entitled, subject to substantially the same terms and conditions that would be applicable under this Section 2.6 if the Beneficiary were a Participant; and

(vi)
The Administrator may, in his or her sole discretion, require the Participant to execute a written receipt or such other documentation determined to be appropriate, on a form approved by the Administrator, as a condition for receipt of the shares of AT&T Common Stock.

(b)
No Participant’s election of the Basic Deferral Distribution Option pursuant to Section 2.6(a) shall be effective (and no distribution shall be made pursuant to a Participant’s election of the Basic Deferral Distribution Option) until the later of (i) thirty (30) days after the date on which the Broadband Spin-Off occurs; or (ii) the satisfaction of all federal and state securities law requirements relative to the distribution of AT&T Common Stock to Participants who elect the Basic Deferral Distribution Option.

2.7	Termination of Participation. A Participant’s participation in the Grandfathered Deferral Program shall terminate when the first of any of the following events occurs:

(a)	The death of the Participant;

(b)	The Participant ceases to have an account balance under the Grandfathered Deferral Program;

(c)	The Board (or its delegate) terminates the Grandfathered Deferral Program pursuant to the provisions of Section 5.1; or

(d)	The Board (or its delegate) terminates the Plan pursuant to the provisions of Section 5.1.

Section
3.
Executive Deferral Program

3.0
Establishment of Executive Deferral Program.  The Executive Deferral Program was established as part of the Plan, effective January 1, 2005, and applies to payments of Annual Base Salary and Annual Bonus, and grants of Long Term Awards, to Eligible Executives by a Participating Company that were not earned and vested prior to January 1, 2005.

3.1
Eligibility.  An individual shall be an Eligible Executive who is eligible to participate in the Executive Deferral Program if he or she is an active employee of a Participating Company who is classified as either an Officer or an E-Band.

3.2
Commencement of Participation.  An Eligible Executive may elect to participate in the Executive Deferral Program initially, and for any Service Period thereafter, by making a deferral election in accordance with the provisions of Section 3.3.

3.3                                      Deferral Elections.

(a)
Form of Deferral Elections.  Any deferral election under the Executive Deferral Program shall be made in writing on such form, or in such other manner, as the Administrator (or his or her designee) shall prescribe from time to time.  Each deferral election shall apply to a specified Service Period, and with respect to such Service Period shall (i) designate the type of compensation identified in Section 3.3(b) the Eligible Executive elects to defer; (ii) specify the amount (subject to the percentage limitations in Section 3.3(b)) of each type of compensation attributable to the Service Period which the Eligible Executive elects to defer; and (iii) indicate the Eligible Executive’s election to receive distribution of the deferred amounts upon his or her Separation From Service in a manner that conforms with the provisions of Section 3.8 and/or in the form of an in-service distribution that conforms with the provisions of Section 3.9.

(b)	Allowable Amounts of Compensation for Deferral. Under the Executive Deferral Program, an Eligible Executive may elect to defer the following amounts of compensation with respect to any Service Period:

(i)	Up to fifty percent (50%) of the Eligible Executive’s Annual Base Salary;

(ii)	Up to one hundred percent (100%) of the Eligible Executive’s Annual Bonus; and

(iii)	Up to one hundred percent (100%) of the Eligible Executive’s annual grant of Long-Term Awards.

(c)
Time of Deferral Elections.  Except as provided in Section 3.3(d), a deferral election under the Executive Deferral Program must be made no later than the time specified by the Administrator; provided, however, that:

(i)
A deferral election with respect to the deferral of an Eligible Executive’s Annual Base Salary shall be made no later than the last day of the calendar year immediately preceding the Service Period to which such deferral election applies; and

(ii)
A deferral election with respect to the deferral of an Eligible Executive’s Annual Bonus and/or Long Term Awards that constitute “performance-based compensation” (as defined in the federal income tax regulations for Code Section 409A) shall be made no later than six (6) months before the end of the applicable Service Period.

Notwithstanding the preceding provisions of this Section 3.3(c), the Administrator (or his or her designee) may, in his or her sole discretion, require that a deferral election with respect to an Eligible Executive’s Annual Base Salary, Annual Bonus, and Long Term Awards (if any) for a particular Service Period all be made prior to the last day of the calendar year immediately preceding the Service Period to which such deferral election applies.

(d)
Newly Eligible Executives.  If an Eligible Executive first becomes eligible to participate in the Executive Deferral Program during a Service Period, the Eligible Executive may make an initial deferral election within thirty (30) days after the Eligible Executive first becomes eligible to participate in the Executive Deferral Program.  Such deferral election shall be made only with respect to Annual Base Salary, Annual Bonus, and Long Term Award compensation earned, payable or granted for services performed by the Eligible Executive after the deferral election is made.

(e)
Irrevocability of Deferral Elections.  A deferral election (including the distribution elections comprising part of a deferral election) under the Executive Deferral Program shall be deemed made when it is received by the Administrator (or his or her designee) but in any event such election must be received before the commencement of the Service Period.  Once a deferral election under the Executive Deferral Program has been made, it shall be irrevocable, and except as provided in Section 3.14 and Section 3.15, shall not be subject to any subsequent modification as to the amount of compensation to be deferred for the particular Service Period and/or the time and form of payment of the deferred compensation to which such election applies.

(f)
Cessation of Deferrals.  Notwithstanding any provision of the Plan to the contrary, no Eligible Executive may make an election to defer compensation under the Executive Deferral Program that provides for the crediting of any amount of deferred compensation to a deferral account under the Plan after December 31, 2006.

(g)
Independent Annual Deferral Elections.  An Eligible Executive may annually make a deferral election covering his or her Annual Base Salary, Annual Bonus, and Long Term Awards attributable to a particular Service Period.  The Eligible Executive’s deferral election made for each Service Period shall be independent of his or her deferral elections made for other Service Periods.  All deferral elections made under the Executive Deferral Program shall be independent of the Eligible Executive’s deferral elections, if any, made under the Grandfathered Deferral Program.

3.4	Crediting Accounts.

(a)
Types of Deferred Compensation Credited to Accounts.  The deferred compensation credited to the cash portion of a Participant’s deferral account under the Executive Deferral Program shall be amounts of deferred Annual Base Salary and Annual Bonus that, but for the Participant’s deferral election, would have been payable to the Participant as cash, plus the Company Matching Contributions associated with such deferred compensation.  The deferred compensation credited to the deferred AT&T share unit portion of a Participant’s deferral account under the Executive Deferral Program shall be deferred Long Term Awards that, but for the Participant’s deferral election, would have been payable to the Participant as shares of AT&T Common Stock.

(b)
Amounts of Deferred Compensation Credited to Accounts.  The amounts of deferred compensation credited to a Participant’s account under the Executive Deferral Program with respect to any deferral election shall be determined in accordance with the following provisions:

(i)
Annual Base Salary.  The amount of Annual Base Salary to which a Participant’s deferral election shall be applied shall first be reduced by any pre-tax benefit deductions (including medical benefit premiums payable under a Code Section 125 plan and/or any contributions to a healthcare reimbursement account plan), but shall not be reduced for contributions made to the Savings Plan.  The amount of Annual Base Salary credited to a Participant’s deferral account shall be the percentage of his or her Annual Base Salary in any paycheck to be deferred under the Executive Deferral Program, net of withholding deductions for FICA and Medicare taxes due on the deferred amount of Annual Salary and federal and state income tax withholding based on the FICA and Medicare tax deductions.

(ii)
Annual Bonus.  The amount of Annual Bonus credited to a Participant’s deferral account shall be the percentage of Annual Bonus to be deferred under the Executive Deferral Program, net of withholding deductions for FICA and Medicare taxes due on the deferred amount of the Annual Bonus and federal and state income tax withholding based on the FICA and Medicare tax deductions.

(iii)
Long Term Awards.  The amount of Long Term Awards credited to a Participant’s deferral account shall be the percentage of Long Term Awards to be deferred under the Executive Deferral Program, net of withholding deductions for FICA and Medicare taxes due on the deferred amount of the Long Term Awards and federal and state income tax withholding based on the FICA and Medicare tax deductions.

3.5
Company Matching Contributions.  Amounts of Annual Base Salary and Annual Bonus deferred under the Executive Deferral Program are eligible for Matching Company Contributions as provided in this Section 3.5.

(a)
Matching Contribution Rate Formula.  Subject to the limitations set forth in Section 3.5(b), the Company shall match a Participant’s contributions of deferred Annual Base Salary and deferred Annual Bonus under the Executive Deferral Program for a payroll period with periodic cash contributions to the Participant’s deferral account at the rate of two-thirds of the sum of the Participant’s deferred Annual Base Salary and Annual Bonus under the Executive Deferral Program for such payroll period.

(b)
Maximum Company Matching Contribution.  Notwithstanding the provisions of Section 3.5(a), the Company Matching Contribution to the Executive Deferral Program with respect to a Participant for any payroll period shall not exceed four percent (4%) of the sum of a Participant’s Annual Base Salary and Annual Bonus for the payroll period (before reduction by the amount of Participant’s deferrals under the Executive Deferral Program, the amount of the Participant’s elective deferrals under the Savings Plan, and the amount of any pre-tax salary reductions for the Participant under a Company-sponsored Code Section 125 cafeteria plan), less the amount of “company matching contributions” allocated to the Participant’s account under the Savings Plan for the corresponding payroll period.  For purposes of applying this limitation, the Company shall first match a Participant’s contributions, if any, to the Savings Plan until the allowable annual compensation and/or contribution limitations under the Savings Plan are attained; provided, however, that the Company Matching Contribution on the deferred portion of an Officer’s Annual Bonus shall be credited entirely to his or her deferral account under the Executive Deferral Program.

(c)
Annual Limitation on Company Matching Contribution.  In no event shall the amount of the Company Matching Contribution made pursuant to Section 3.5(a) and Section 3.5(b) with respect to any Participant for any Plan Year exceed one hundred percent (100%) of the “matching company contribution” that could have been credited to the Participant’s account under the Savings Plan in the absence of any plan-based restrictions that reflect the limits on qualified plan contributions under the Code.

3.6                                      Vesting.

(a)
Participant Contributions.  A Participant shall be one hundred percent (100%) vested at all times in his or her contributions of deferred Annual Base Salary, Annual Bonus, and Long Term Awards (and all earnings thereon) to his or her deferral account under the Executive Deferral Program.

(b)
Company Matching Contributions.  The Company Matching Contributions credited to a Participant’s deferral account under the Executive Deferral Program (and any earning thereon) shall be one hundred percent (100%) vested after the Participant completes three (3) Years of Service.  If not then vested, the Company Matching Contributions credited to a Participant’s account under the Executive Deferral Program (and any earning thereon) shall also become one hundred percent (100%) vested, regardless of his or her number of Years of Service, upon the occurrence of any of the following events prior to (or concurrent with) his or her Separation From Service:

(i)	The Participant terminates employment the Company with eligibility for AT&T Corp. Postretirement Welfare Benefits under the AT&T Pension Plan or the AT&T Management Pension Plan;

(ii)	The Participant separates from service due to permanent disability;

(iii)	The Participant attains the first day of the month in which his or her sixty-fifth (65th) birthday occurs;

(iv)	The Participant separates from service pursuant to a Company-initiated force reduction program or in accordance with the Company’s practices with respect to technological displacement;

(v)	The Participant is laid off (Participant’s position is eliminated or relocated and redeployment is not possible);

(vi)	The Participant dies;

(vii)	The Participant is assigned to an entity, other than a Participating Company or another Affiliate., and terminates employment with a Participating Company solely for this purpose;
(viii)	The Participant’s employment with a Participating Company is terminated on account of a disposition of assets or disposition of a subsidiary;

(ix)	The Participant’s employment with a Participating Company is terminated as part of an outsourcing transaction;

(x)
This Plan is terminated or partially terminated, or there is a complete discontinuance of contributions by a Participating Company, other than by reason of being merged into, or consolidated with, another Participating Company; or

(xi)	Upon the date a “Change in Control” (as such term is defined in the 2004 Incentive Program as of May 19, 2004) occurs, provided he or she is a CIC Eligible Employee.

(c)
Forfeitures.  If a Participant terminates employment with the Employer before the Company Matching Contributions credited to his or her deferral account are one hundred percent (100%) vested, the Participant’s Company Matching Contributions and the associated earnings credited to the Participant’s deferral account under the Executive Deferral Program shall be forfeited.  The Company Matching Contributions and any earnings thereon credited to a Participant’s deferral account under the Executive Deferral Program shall also be forfeited if the Participant violates the AT&T Non-Competition Guidelines or the AT&T Code of Conduct.

3.7                                   Deferral Account Earnings.

(a)
Earnings on Cash Portion of Deferral Account.  The annual rate of interest crediting on amounts allocated to the cash portion of a Participant’s deferral account under the Executive Deferral Program shall be equal to the yield on the ten (10) year U.S. Treasury Note, plus a premium amount, denominated as a percentage rate, determined by the Board (or its designee) from time to time.  For 2005 and all subsequent years until modified by the Board (or its designee), the applicable premium amount shall be equal to two percent (2%).  Interest on amounts held in the cash portion of a Participant’s deferral account under the Executive Deferral Program shall be credited quarterly, at the end of each calendar quarter, based on the actual average ten (10) year U.S. Treasury Note rate (and if applicable, any premium adjustment) for the prior calendar quarter.

(b)
Earnings on Share Unit Portion of Deferral Account.  The deferred AT&T share unit portion of each Participant’s deferral account under the Executive Deferral Program shall be credited on each dividend payment date for AT&T Common Stock with an amount equal to the dividend payment on the number of shares of AT&T Common Stock that is equal to the number of AT&T share units credited to the respective Participant’s deferral account.  That amount is then converted to an additional number of deferred AT&T share units and credited to the respective Participant’s deferral account under the Executive Deferral Program.  For valuation purposes, the deferred AT&T share unit portion of a Participant’s deferral account under the Executive Deferral Program will be indexed to the AT&T Share Price.

3.8	Distributions of Deferred Compensation Upon Separation From Service.

(a)
General Rule.  Subject to Section 3.8(d), distributions of amounts of Annual Base Salary, Annual Bonus, and Long Term Awards deferred under the Executive Deferral Program pursuant to a specific deferral election (and any associated Company Matching Contributions and earnings) shall be made upon the Participant’s Separation From Service at a time and in a form elected pursuant to Section 3.3 which conforms with the provisions of this Section 3.8, except to the extent that the Participant elects to have permissible amounts of such deferred compensation paid in the form of an in-service distribution pursuant to Section 3.9.

(b)
Form of Payments.  An Eligible Executive’s deferral election that includes an election to receive payment of deferred compensation upon the Eligible Executive’s Separation From Service shall specify whether the deferred compensation to which the deferral election applies shall be paid in the form of either (i) a single payment; or (ii) annual installments.  If the Eligible Executive elects the annual installment payment option, he or she shall also specify the number of annual installments to be made, ranging between a minimum of two (2) annual installments and a maximum of ten (10) annual installments.  If a Participant elects the single payment option, the Plan shall make a single payment to the Participant of all amounts of compensation (and any associated Company Matching Contributions and earnings) credited to the Participant’s deferral account for the particular Service Period.  If a Participant elects the installment payment option, the Plan shall pay to the Participant all amounts of compensation (and any associated Company Matching Contributions and earnings) credited to the Participant’s deferral account for the particular Service Period in the specified number of annual installment payments.

(c)
Medium of Payment.  Under either the single payment or the annual installment payment options described in Section 3.8(b), (i) the distributable amount credited to the cash portion of a Participant’s deferral account under the Executive Deferral Program attributable to the particular Service Period shall be paid in the form of cash; and (ii) the distributable amount credited to the AT&T share unit portion of a Participant’s deferral account under the Executive Deferral Program attributable to the particular Service Period shall be paid in the form of shares of AT&T Common Stock equal to the number of AT&T share units credited to the AT&T share unit portion of a Participant’s deferral account under the Executive Deferral Program.

(d)	Timing of Payments.

(i)
Single Payment Option.  As part of each deferral election that provides for payment of deferred compensation upon the Participant’s Separation From Service in the form of a single payment, the Participant shall specify whether such payment is to be made either:

(A)	On the first day of the calendar quarter that begins six (6) months after the calendar quarter during which the Participant incurs a Separation From Service with the Employer; or

(B)	On the first day of the calendar quarter that immediately follows the first one-year anniversary of the Participant’s Separation From Service with the Employer.

(ii)
Installment Payments.  As part of each deferral election that provides for payment of deferred compensation upon the Participant’s Separation From Service in the form of installment payments, the Participant shall specify whether such payments shall commence either:

(A)
On the first day of the calendar quarter that begins six (6) months after the calendar quarter during which the Participant incurs a Separation From Service with the Company, with any subsequent annual installment payments being made on the first day of the same calendar quarter of each subsequent calendar year; or

(B)
On the first day of the calendar quarter that immediately follows the first one-year anniversary of the Participant’s Separation From Service with the Company, with any subsequent annual installment payments being made on the first day of the same calendar quarter of each subsequent calendar year.

3.9                                      In-Service Distributions.

(a)
Election of In-Service Distributions.  In lieu of making an election for a distribution of deferred compensation upon Separation From Service pursuant to Section 3.8, a Participant may, as part of his or her deferral election for a particular Service Period, elect to receive an in-service distribution.  An in-service distribution election must specify (i) a source of the in-service distribution; and (ii) an in-service payment date.  Pursuant to Section 3.3(e), an in-service distribution election which comprises part of a deferral election shall be irrevocable once it is received by the Administrator.

(b)
Source of In-Service Distribution.  The source of an in-service distribution is limited to either the Annual Base Salary (plus any earnings thereon) or the Annual Bonus (plus any earnings thereon) which a Participant elects pursuant to Section 3.3 to defer for the particular Service Period.  An in-service distribution election shall apply to the entire amount of the specified source of compensation that is deferred by the Participant for the particular Service Period.  Company Matching Contributions made with respect to a Participant’s deferral of Annual Base Salary or Annual Bonus for a Service Period shall not be distributed as part of an in-service distribution.

(c)
In-Service Payment Date.  An election to receive an in-service distribution shall specify a future date (referred to as the “in-service payment date”) as of which the in-service distribution shall be made.  Such in-service payment shall be at least four (4) years but no more than ten (10) years after the date on which the deferral election that includes the in-service distribution election is made.

(d)
Timing of In-Service Distribution.  An in-service distribution shall be made to a Participant as soon as practicable during the third calendar quarter (July 1 to September 30) of the year during which the in-service payment date specified by the Participant occurs.

(e)	Form of Payment. All in-service distributions shall be made in the form of a lump sum cash payment.

(f)	Limitation on Number of In-Service Distribution Elections. A Participant may have no more than three (3) in-service distribution elections in force under the Executive Deferral Program at anytime.

(g)
Priority of Payment.  In the event that an Eligible Executive has a Separation From Service prior to the date indicated in his or her in-service distribution election, the Eligible Executive’s entire deferred compensation under the Plan shall be payable at the time and form as if the eligible executive had made a deferral election that provides for distribution pursuant to Section 3.8(d)(i)(A) upon a Separation From Service.

3.10                                   Payments After Death of Participant.

(a)
Beneficiary Election.  At the time an Eligible Executive first enrolls to participate in the Executive Deferral Program, the Eligible Executive shall be required to make and file a Beneficiary Election with the Administrator (or his or her designee).  The Beneficiary Election shall be made in writing on such form or forms as the Administrator (or his or her designee) shall prescribe.  As part of the Beneficiary Election, the Participant shall (i) designate a Beneficiary to receive the distribution of the balance of the Participant’s deferral account under the Executive Deferral Program in the event of the Participant’s death; and (ii) specify the number of annual installment payments (up to a maximum of five (5) payments) through which such account balance is to be made to the Participant’s Beneficiary.  Such Beneficiary Election shall be effective upon the Participant’s death.  Prior to death, a Participant may change his or her designated Beneficiary (but not the specified number of annual installment payments) from time to time following the procedures established by the Administrator (or his or her designee).  Once a Participant’s Beneficiary Election is made, the Participant’s specification of the number of annual installment payments shall be irrevocable.  The designation of a Participant’s Beneficiary on his or her Beneficiary Election shall be irrevocable upon the death of the Participant.  If, for any reason, the Administrator (or his or her designee) determines that it does not have a valid Beneficiary Election on file at the time of the Participant’s death, the Participant shall be deemed to have made a Beneficiary Election in which the Participant (i) designated his or her estate as the Beneficiary; and (ii) specified that his or her deferral account under the Executive Deferral Program be paid to the Beneficiary in a single payment.

(b)
Payments to Beneficiary.  Upon the death of a Participant, the first payment of all of the Participant’s deferral account balance under the Executive Deferral Program shall be made to the Participant’s Beneficiary during the calendar quarter that begins immediately after the calendar quarter during which the Participant’s death occurs.  If the Participant dies after the commencement of payment of his or her deferral account under the Executive Deferral Program, the Plan shall pay the remainder of the balance of the Participant’s account under the Executive Deferral Program to the Participant’s Beneficiary in the number of payments specified in the Participant’s Beneficiary Election at such time as when the payments would have been paid to the Participant had his or her death not occurred.  Any in-service distribution that a Participant may have elected pursuant to Section 3.9 but not received prior to the date of his or her death shall be paid to the Participant’s Beneficiary during the calendar quarter that begins immediately after the calendar quarter during which the Participant’s death occurs.  If, for any reason, the AT&T Executive Compensation Department is not notified of the Participant’s death until after the end of the calendar quarter that begins immediately after the calendar quarter during which the Participant’s death occurs, the first payment of all of the Participant’s deferral account balance under the Executive Deferral Program and the payment of any in-service distribution the Participant had elected but not received prior to his or her death shall be made to the Participant’s Beneficiary within such period of time as may be provided for under the provisions of Code Section 409A.

(c)
Medium of Payment to Beneficiary.  Amounts credited to the cash portion of a Participant’s deferral account under the Executive Deferral Program shall be paid to the Participant’s Beneficiary in the form of cash.  Amounts credited to the AT&T share unit portion of a Participant’s deferral account under the Executive Deferral Program shall be paid to the Participant’s Beneficiary in the form of shares of AT&T Common Stock equal to the number of AT&T share units credited to the AT&T share unit portion of a Participant’s deferral account under the Executive Deferral Program.

3.11
Periodic Statements to Participants.  The Administrator (or his or her designee) shall deliver a statement to each Participant in the Executive Deferral Program each calendar quarter that reports with respect to the immediately preceding calendar quarter (i) the amount of contributions of the Participant’s deferred compensation received by the Plan during such calendar quarter; (ii) the amount of Company Matching Contributions credited to the Participant’s deferral account during such calendar quarter; (iii) the amount of interest credited to the cash portion of a Participant’s deferral account under the Executive Deferral Program during such calendar quarter; and (iv) the amount of dividends (if any) reinvested in the AT&T share unit portion of the Participant’s’ deferral account during such calendar quarter.

3.12
Impact of Participation in Executive Deferral Program.  The rules and procedures for the Executive Deferral Program set forth in this Section 3 shall only apply to the Executive Deferral Program.  Neither the establishment of the Executive Deferral Program nor the rules and procedures for the Executive Deferral Program set forth in this Section 3 shall have any bearing or impact on the Grandfathered Deferral Program or any Participant’s deferral account or deferral and distribution elections made thereunder.  An Eligible Executive’s decision to participate in the Executive Deferral Program, and any deferral election made under the Executive Deferral Program as a result of such decision to participate, shall not, in any way, impact the Eligible Executive’s deferral account or deferral and distribution elections made under the Grandfathered Deferral Program.  A Participant’s Beneficiary Election made pursuant to Section 3.10 (including his or her designation of a Beneficiary) shall be independent of any election as to the form or number of payments upon death or any designation of a Beneficiary made by a Participant for purposes of the Grandfathered Deferral Program.

3.13
Delay in Deferred Compensation Payments to Specified Employees.  Notwithstanding any other provision of the Plan or the Executive Deferral Program to the contrary, if a Participant in the Executive Deferral Program incurs a Separation From Service on or after January 1, 2005, and at the time of such Separation From Service the Participant is a Specified Employee, no payment of deferred compensation from the Participant’s deferral account under the Executive Deferral Program shall be made to, or with respect to, such Participant before the date that is six (6) months after the Participant’s Separation From Service (or if earlier, the date of the Participant’s death).  Any payment from a deferral account under the Executive Deferral Program that, but for the application of the preceding provisions of this Section 3.13, would have been paid to a Participant at any time during the first six (6) months after the Participant’s Separation From Service (or if earlier, the date of the Participant’s death) shall be accumulated (including any earnings thereon credited in accordance with Section 3.7 during the period that payment is delayed pursuant to this Section 3.13) and paid to the Participant on the first day of the seventh (7th) month following the Participant’s Separation From Service.  Any payment under the Executive Deferral Program to a Specified Employee not scheduled to be made during the first six (6) months after the Participant’s Separation From Service shall be made at the time or times provided for in the Participant’s Deferral Election and Section 3.8 or Section 3.9, as applicable.  Notwithstanding the foregoing, in the event that an Eligible Executive’s in-service distribution date occurs within six (6) months following his or her Separation From Service, such in-service distribution date shall be disregarded and shall be of no force or effect.

3.14
Prohibition on Acceleration of Payments of Deferred Compensation.  Notwithstanding any provision of the Executive Deferral Program as set for the herein to the contrary except the provisions of Section 3.15, any acceleration of the time or schedule of any payment of deferred compensation under the terms of the Executive Deferral Program or the amount of such deferred compensation scheduled to be paid under the terms of the Executive Deferral Program, shall be prohibited on or after January 1, 2005, unless such change to the time, schedule or amount of the deferred compensation payment qualifies for an exception established in the federal income tax regulations underlying the prohibition on acceleration of deferred compensation payments set forth in Code Section 409A(a)(3).

3.15
Special Distribution Provision.  Notwithstanding any provision of the Executive Deferral Program as set forth herein to the contrary, in the event that (i) the Internal Revenue Service prevails in a claim that all or any portion of a Participant’s deferral account under the Executive Deferral Program is required to be included in the Participant’s taxable income for any taxable year of such Participant prior to the taxable year during which such amount is otherwise to be distributed to him or her due to the Plan’s failure to satisfy the requirements of Code Section 409A; or (ii) legal counsel satisfactory to the Company and the applicable Participant renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the affected portion of the Participant’s deferral account that is required to be included in the Participant’s taxable income shall be immediately distributed to the Participant (or his or her Beneficiary).  For purposes of this Section 3.15, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Company or Participant, based on an opinion of legal counsel satisfactory to the Company and the Participant fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

3.16
Termination of Participation in Executive Deferral Program.  A Participant’s participation in the Executive Deferral Program shall terminate upon the occurrence of the first of any of the following events:

(a)	The death of the Participant;

(b)	The Participant ceases to have a deferral account balance under the Executive Deferral Program;

(c)	The Board (or its delegate) terminates the Executive Deferral Program pursuant to the provisions of Section 5.1; or

(d)	The Board (or its delegate) terminates the Plan pursuant to the provisions of Section 5.1.

Notwithstanding the provisions of Section 3.16(b) or Section 3.16(c), an individual who has a deferral account balance under the Grandfathered Deferral Program shall continue to be a Participant in the Grandfathered Deferral Program and the Plan until his or her participation in the Grandfathered Deferral Program also terminates in accordance with the provisions of Section 2.8.

Section
4.
Claims and Appeals

4.0
Claims.  A person who believes that he or she is being denied a benefit to which he or she is entitled under this Plan (hereinafter referred to as a “Claimant”) may file a written request for such benefit with the Executive Compensation Administration Department, setting forth his or her claim.  The request must be addressed to the AT&T Executive Compensation Administration Department at its then principal place of business.

4.1
Claim Decision.  Upon receipt of a claim, the AT&T Executive Compensation Administration Department shall review the claim and provide the Claimant with a written notice of its decision within a reasonable period of time, not to exceed ninety (90) days, after the claim is received.  If the AT&T Executive Compensation Administration Department determines that special circumstances require an extension of time beyond the initial ninety (90) day claim review period, the AT&T Executive Compensation Administration Department shall notify the Claimant in writing within the initial ninety (90) day period and explain the special circumstances that require the extension and state the date by which the AT&T Executive Compensation Administration Department expects to render its decision on the claim.  If this notice is provided, the AT&T Executive Compensation Administration Department may  take up to an additional ninety (90) days (for a total of one hundred eighty (180) days after receipt of the claim) to render its decision on the claim.

If the claim is denied by the AT&T Executive Compensation Administration Department, in whole or in part, the AT&T Executive Compensation Administration Department shall provide a written decision using language calculated to be understood by the Claimant and setting forth:  (i) the specific reason or reasons for such denial; (ii) specific references to pertinent provisions of this Plan on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) a description of the Plan’s procedures for review of denied claims and the steps to be taken if the Claimant wishes to submit the claim for review; (v)  the time limits for requesting a review of a denied claim under Section 4.2 and for conducting the review under Section 4.3; and (vi) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA if the claim is denied following review under Section 4.3.

4.2
Request for Review.  Within sixty (60) days after the receipt by the Claimant of the written decision on the claim provided for in Section 4.1, the Claimant may request in writing that the Administrator review the determination of the AT&T Executive Compensation Administration Department.  Such request must be addressed to the Administrator at the address for giving notice to the Administrator designated in Section 7.5.  To assist the Claimant in deciding whether to request a review of a denied claim or in preparing a request for review of a denied claim, a Claimant shall be provided, upon written request to the Administrator and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim.  The Claimant or his or her duly authorized representative may, but need not, submit a statement of the issues and comments in writing, as well as other documents, records or other information relating to the claim for consideration by the Administrator.  If the Claimant does not request a review of the AT&T Executive Compensation Administration Department’s decision by the Administrator within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the determination of the AT&T Executive Compensation Administration Department.

4.3
Review of Decision.  Within sixty (60) days after the Administrator’s receipt of a request for review, the Administrator will review the decision of the AT&T Executive Compensation Administration Department.  If the Administrator determines that special circumstances require an extension of time beyond the initial sixty (60) day review period, the Administrator shall notify the Claimant in writing within the initial sixty (60) day period and explain the special circumstances that require the extension and state the date by which the Administrator expects to render its decision on the review of the claim.  If this notice is provided, the Administrator may take up to an additional sixty (60) days (for a total of one hundred twenty (120) days after receipt of the request for review) to render its decision on the review of the claim.

During its review of the claim, the Administrator shall:

(a)
Take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial review of the claim conducted pursuant to Section 4.1;

(b)	Follow reasonable procedures to verify that its benefit determination is made in accordance with the applicable Plan documents; and

(c)
Follow reasonable procedures to ensure that the applicable Plan provisions are applied to the Participant to whom the claim relates in a manner consistent with how such provisions have been applied to other similarly-situated Participants.

After considering all materials presented by the Claimant, the Administrator will render a decision, written in a manner designed to be understood by the Claimant.  If the Administrator denies the claim on review, the written decision will include (i) the specific reasons for the decision; (ii) specific references to the pertinent provisions of this Plan on which the decision is based; (iii) a statement that the Claimant is entitled to receive, upon request to the Administrator and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim; and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA.

The Administrator shall serve as the final review committee under the Plan and shall have sole and complete discretionary authority to administer, interpret, construe and apply the Plan provisions, and determine all questions of administration, interpretation, construction, and application of the Plan, including questions and determinations of eligibility, entitlement to benefits and the type, form and amount of any payment of benefits, all in its sole and absolute discretion. The Committee shall further have the authority to determine all relevant facts and related issues, and all documents, records and other information relevant to a claim conclusively for all parties, and in accordance with the terms of the documents or instruments governing the Plan.  Decisions by the Administrator shall be conclusive and binding on all parties and not subject to further review.

In any case, a Participant or Beneficiary may have further rights under ERISA.  The Plan provisions require that Participants or Beneficiary pursue all claim and appeal rights described in this Section 4 before they seek any other legal recourse regarding claims for benefits.

Section
5.
Amendment and Termination

5.0
Continuation of Program.  The Company does not guarantee the continuation of the Plan or any benefits during employment or after termination of employment, nor does the Company guarantee any specific level of benefits.  Benefits are provided under the Plan at the Company’s discretion and do not create a contract of employment.  Neither the establishment nor the continuance of the Plan shall be construed as conferring any legal rights upon any Eligible Executive, Participant or other person for continuation of employment, nor shall such establishment or continuance interfere with the right of the Company to discharge any Eligible Executive, Participant or other person without regard to the existence of the Plan.  The Company intends to continue the Plan indefinitely; however, the Committee (for periods ending prior to the Closing) and the Board or its delegate (for periods beginning on or after the Closing) reserve the right to amend or terminate the Plan at any time pursuant to Section 5.1.

5.1
Amendment or Termination.  The Committee (for periods ending prior to the Closing) and the Board or its delegate (for periods beginning on or after the Closing) may, at any time, amend or terminate the Plan or any underlying program, but such amendment or termination shall not adversely affect the rights of any Participant without his or her consent, to any benefit under the Plan to which such Participant may have previously become entitled prior to the effective date of such amendment or termination.  The Executive Vice President – Human Resources of AT&T Corp. (or his or her successor), with the concurrence of the General Counsel of AT&T Corp. (or his or her successor), shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes).

Section
6.
Change In Control

6.0
Coverage of Individual Deferral Agreements.  Upon the occurrence of a “Change in Control” or a “Potential Change in Control” (as those terms are defined in the AT&T Corp. Benefits Protection Trust as in effect on October 23, 2000), each individual deferral agreement (including any individual nonqualified pension arrangement) made between an Officer (active or former) and a Participating Company for the deferral of compensation, retirement and/or severance benefits (and the deferred account balance, if any, under each such agreement) identified by the Executive Vice President – Human Resources of AT&T Corp. (or his or her successor), in his or her discretion, shall be deemed to be a deferred compensation obligation under the Plan.  Notwithstanding any other provision of the Plan to the contrary, (i) each of the individual deferral agreements (including each of the individual nonqualified pension arrangements) deemed to be a deferred compensation obligation of the Plan pursuant to the provisions of this Section 6.0 shall be treated under the Plan in a manner that is consistent with the express terms and conditions of the respective individual deferral agreement; and (ii) the deferred compensation (including nonqualified pension benefit) entitlement of an Officer under the Plan with respect to any such individual deferral agreement (including individual nonqualified pension arrangements) shall be limited solely to the benefit provided under the express terms and conditions of the respective individual deferral agreement.  Nothing contained in this Section 6.0 shall entitle an Officer to any other deferred compensation benefits under the Plan except as expressly provided in the individual deferral agreement (including any individual nonqualified pension arrangement).

6.1
Vesting Upon Change in Control.  Upon the occurrence of a “Change in Control” (as defined in the 2004 Incentive Program as in effect on May 19, 2004), the portion, if any, of each deferred account balance under the Plan (including the deferred account balance of any former Officer, the deferred account balance under any individual deferral agreement, and the benefits under any individual nonqualified pension arrangement deemed pursuant to the provisions of Section 6.0 to be an obligation of the Plan), that was not vested immediately prior to such “Change in Control”, shall become fully vested.

6.2
Interest Crediting After Change in Control.  After the occurrence of a “Change in Control” (as defined in the 2004 Incentive Program as in effect on May 19, 2004), the interest credited to a deferred account (including the deferred account of any former Officer and the deferred account under any individual deferral agreement deemed pursuant to the provisions of Section 6.0 to be an obligation of the Plan) for any period, to the extent applicable, shall not be less than the interest derived under the interest rate formula applicable to such deferred account (and used to calculate the interest credited to such deferred account) for the interest crediting period immediately prior to the occurrence of such “Change in Control” (unless the provisions of any individual deferral agreement provide otherwise).

6.3
Prohibition on Deferral of Short-Term Incentive Awards.  Notwithstanding any provision of any Officer’s deferral election to the contrary, after the occurrence of a “Change in Control” (as defined in the 2004 Incentive Program as in effect on May 19, 2004), no payment of any Officer’s short term incentive award, if any, under the AT&T Short Term Incentive Plan for the performance year during which such “Change in Control” occurs shall be deferred under the Plan.

Section
7.
General Provisions

7.0
Named Fiduciary.  The Administrator is hereby designated as the “named fiduciary” under this Plan.  The named fiduciary shall have authority to control and manage the operation and administration of this Program.

7.1
Plan Administration.  The Administrator (or his or her designee) shall have authority to establish, from time to time, and implement reasonable and necessary procedures for the administration of the Plan.

7.2
Cooperation With Administrator.  All Participants and Beneficiaries shall be required to reasonably cooperate with the direction of the Administrator (or his or her designee) with respect to the administration of the Plan.  Such cooperation shall include (i) timely completion, execution, and return of all enrollment forms, deferral election forms, and other administrative forms and documents in the manner prescribed by the Administrator; and (ii) compliance with such further administrative requirements and conditions as may be reasonably established by the Administrator from time to time.

7.3	Effective Date. The effective date of this amended and restated Plan document is January 1, 2008, unless otherwise stated herein.

7.4	Calendar Year Plan. All Plan records shall be maintained on a calendar year basis, beginning January 1 and ending December 31.

7.5
Notice Under Plan.  Any notice to be given under this Plan shall be in writing and shall be either delivered in person or mailed by United States Mail, first-class postage pre-paid.  If notice is to be given to the Administrator by mail, such notice shall be addressed as indicated below and mailed to the Administrator at the following address:

AT&T Inc.
208 South Akard, Room 2350.06
Dallas, Texas  75202
Attention:  AT&T Executive Compensation
                    Administration Department

If notice is to be given to a Participant by United States Mail, such notice shall be addressed using such Participant’s address then on file with the AT&T Executive Compensation Department.  Any party may change the address to which notices shall be mailed by giving written notice of such change of address.

7.6	Binding Effect. This Plan shall be binding upon the Company’s successors and assigns, and upon the Participants and their Beneficiaries, heirs, executors, and administrators.

7.7
Pension Benefit Plan Under ERISA.  The Plan is intended to constitute an “employee pension benefit plan” within the meaning of Section 3(2)(A) of ERISA, covering a select group of management or highly compensated employees.

7.8
Plan Document.  This Plan document is the plan document required by ERISA. The information contained herein provides the final and exclusive statement of the terms of the Plan.  Unless otherwise authorized by the Board or its delegate, no amendment or modification to this Plan shall be effective until reduced to writing and adopted pursuant to Section 5.1.  This document legally governs the operation of the Plan, and any claim of right or entitlement under the Plan shall be determined solely in accordance with the provisions of Section 4.  No other evidence, whether written or oral, shall be taken into account in determining the right of an Eligible Executive, a Participant or a Beneficiary, as applicable, to any benefit of any type provided under the Plan.

7.9
Source of Funds.  The amounts of compensation deferred under this Plan (and any earnings thereon) shall be held in the general funds of the Participating Companies.  The Participating Companies shall not be required to reserve, or otherwise set aside, funds for the payment of such amounts of compensation deferred (or the earnings thereon).

7.10
Prohibition on Assignments.  The rights of a Participant or Beneficiary to any deferred amounts of compensation deferred under this Plan, plus the additional amounts credited thereon pursuant to Section 2.3, Section 2.4(a), Section 2.4(b), Section 2.4(c), Section 2.4(d), and Section 3.7, shall not be subject to assignment by the Participant or any Beneficiary.

7.11
Governing Law. To the extent not preempted by applicable federal law, the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas (irrespective of the choice of laws principles of the State of Texas).

7.12
Severability.  If any provision of this Plan or the application thereof to any person or circumstance shall be held by a court of competent jurisdiction to be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of the Plan and shall not affect the application of any provision of the Plan to any other person or circumstance.

7.13
Headings.  The headings and subheadings preceding the Sections of this Plan have been inserted solely as a matter of convenience of reference, and shall have no force or effect in the construction or interpretation of the Plan or any of its provisions.

7.14
Construction.  Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where the plural form would apply (and vice versa).  Pronouns and other words of one gender used herein shall be construed to include the other gender as the context requires.  The word “or” shall not be exclusive; “may not” is prohibitive and not permissive.  The term “earnings” shall refer to the amounts of interest and/or dividend equivalents credited to a deferral account hereunder pursuant to the provisions of Section 2.3(b), Section 2.4(d), and Section 3.7.  The words, “hereof”, “herein”, “hereunder” and words of similar import shall refer to the entire Plan document, and not to any particular Section or paragraph of the Plan document, unless the context clearly indicates otherwise.  All Section references made in this Plan document are to the applicable Sections of this Plan document unless otherwise specified.

7.15
Plan to Comply with Section 409A. The Plan (other than with respect to the Grandfathered Deferral Program) is at all times intended to comply with and operate in a manner that is consistent with the requirements of Section 409A of the Code.  Notwithstanding any other provision to the contrary in this Plan, each provision in this Plan (other than with respect to the Grandfathered Deferral Program) shall be interpreted to permit the deferral of compensation in accordance with Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable.